SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CORNERSTONE TOTAL RETURN FUND, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Cornerstone Total Return Fund, Inc. (the “Fund”) partially adjourned its Annual Meeting solely with respect to Proposals 2 and 3 (the “Proposals”) set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on February 25, 2022.  The adjourned meeting will be held at 11:00 a.m., Eastern Time, on April 19, 2022 at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803.  The Fund has retained AST Fund Solutions, LLC to assist in the solicitation of votes in connection the Proposals.  The estimated costs for this proxy solicitation, which will be paid by the Fund, are expected to be approximately $33,000 plus additional fees based on the amount and types of services rendered and reimbursement of reasonable expenses.